EXHIBIT 10.U


                       EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT entered into this 16th day of February, 1996, between THE DIAL CORP, a Delaware corporation
(hereinafter called "Employer"), and ANDREW S. PATTI (hereinafter called "Employee"),

                           WITNESSETH:

     1.   EMPLOYMENT.
          Employer hereby employs Employee and Employee hereby agrees to serve Employer in the capacity hereinafter described for the employment term hereinafter set forth. Employee presently is elected to the Board of Directors of The Dial Corp; in addition he shall be the President and Chief Operating Officer of The Dial Corp, as it presently exists, at its headquarters in Phoenix, Arizona, and President and Chief Operating Officer of The Dial Corp-Consumer Products Group. Employee agrees (a) to serve in such position or in any other senior executive position to which he may be elected or appointed by Employer's Board of Directors during the term of this Agreement, (b) to devote his best efforts, energies, skill and all of his working time to the discharge of the duties and responsibilities as President and COO of The Dial Corp-Consumer Products Group, and (c) to perform his tasks to Employer's reasonable satisfaction.

     2.   COMPENSATION AND BENEFITS.
          As remuneration for services performed hereunder, Employee shall continue to receive the salary, benefits and incentive compensation that he currently enjoys.

     3.   TERM.
          This Agreement shall become effective immediately and shall terminate on May 31, 1997.

     4.   TERMINATION.
          Employer may terminate this Agreement at any time if:
          (a) Employee, by reason of physical or mental illness, shall have been unable to perform satisfactorily the services to be rendered by him hereunder for a consecutive period of one hundred eighty (180) days. Should such incapacity occur, Employee shall be entitled to the retirement benefits of Schedule A attached; or

          (b) Employee should be convicted of a felony or a crime involving moral turpitude, fraud, or dishonesty, or commit an act which, in the judgment of a majority of Company's Board of Directors, as evidenced by action recorded in the official minutes of a meeting of such Directors, subjects Employer, Company or Subsidiaries to public disrespect, scandal or ridicule or adversely affects the utility of your services to Employer or Company.

          If the Employee terminates this Agreement prior to its termination date, for any reason other than by 4(a) above, he will not be entitled to the retirement benefits of Schedule A attached; rather, he will be entitled to the schedule of retirement benefits which he now enjoys.

     5.   SEPARATE ENTITIES.
          Should The Dial Corp and The Dial Corp-Consumer Products Group become independent entities prior to the termination date of this Agreement, it is agreed that the Board of Directors of The Dial Corp will give good faith consideration to Employee as a candidate for the position of President and Chief Operating Officer of newly created consumer products company (hereinafter "New Dial"). In the event he is offered and accepts such position, it will be with the understanding that he will be the successor to the position of Chief Executive Officer of New Dial. If he is not offered the position of President and Chief Operating Officer of New Dial, he shall be entitled to the retirement benefits as stated in Schedule A attached.

          IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the 16th day of February, 1996.

                              THE DIAL CORP



                              By:  /s/ Jack F. Reichert
                                   For the Board of Directors

A T T E S T:

By:  /s/ Frederick G. Emerson
         Secretary



                                   /s/ Andrew S. Patti

                                                  Attachment


                          THE DIAL CORP
                    SUPPLEMENTAL PENSION PLAN

           (Amended and Restated as of January 1, 1987)

1.   PURPOSE.
     The purpose of The Dial Corp Supplemental Pension Plan (hereinafter referred to as the "Plan") is to provide deferred compensation to Eligible Employees (as defined in paragraph 2) on and after January 1, 1976. It is the intention of The Dial Corp (hereinafter called the "Company") that Eligible Employees are those employees designated by the Company, or the Chief Executive Officer of the Company, pursuant to paragraph 2, from a select group of management of highly-compensated employees of the Company, or any of its subsidiaries or affiliates (hereinafter referred to as "Subsidiaries") and that the Plan continue to be eligible for exemptions under Parts 1, 2, 3 and 4 of Title I of ERISA and U.S. Department of Labor regulations. It also is the intention of the Company that the Plan be unfunded, that any Eligible Employee's rights under the Plan are those of a general creditor only, and that there be no elections with respect to any benefits under the Plan by Eligible Employees. Subject to rights and benefits expressly fixed by the terms hereof, the Company also intends that the Plan may be amended or terminated and that benefits may be reduced or eliminated as the Board of Directors of the Company determines from time to time and that individuals' rights may be altered.

2.   PARTICIPATION.
     An employee of the Company (or any of its Subsidiaries) may become eligible to participate in the Plan (referred to herein as "Eligible Employee") when approved by the Board of Directors of the Company (or a committee thereof), or by the Chief Executive Officer of the Company, as specifically designated in each Schedule of Benefits (which is attached hereto, and by this reference made a part hereof). A list of Eligible Employees with respect to each Schedule of Benefits is correspondingly denominated and attached as an exhibit to the Plan (referred to herein as "Exhibit") and each such Exhibit shall be periodically updated.

3.   FUNDING.
     No fund shall be established to provide for payment of benefits under the Plan. No trust, other than one which will not cause the Plan to be "funded" under current Internal Revenue Service and U.S. Department of Labor regulations and rulings, shall be created, Any rights of an Eligible Employee or any other person claiming by or through him or her shall be those of a general creditor of the Company only. The Company may create book reserves or take such other steps as it deems appropriate to provide for its expected liabilities under the Plan.

4. CATEGORIES OF BENEFIT PAYMENTS TO ELIGIBLE EMPLOYEES. Benefits shall be payable by the Company in accordance with the terms and conditions of the Plan and as described in each Schedule of Benefits to the Eligible Employees described in each such Schedule of Benefits and its corresponding Exhibit.

5.   RETIREMENT BENEFITS.
     Except, as otherwise expressly provided in the Plan or in a Schedule of Benefits, the Plan shall make monthly payments to an Eligible Employee at the same time such Eligible Employee receives or would be deemed to receive under any Schedule of Benefits his or her pension benefits under the pension plan(s) sponsored by the Company, or any of its Subsidiaries (herein, and in any Schedule of Benefits, referred to for the purposes of the Plan as "the time of his or her retirement"), but in no event shall monthly payments begin before such Eligible Employee has attained the age of 55 and has actually left the employ of the Company or its Subsidiaries. Unless otherwise expressly stated in a Schedule of Benefits, such monthly payments shall be equal to the amount by which the sum of the monthly pension benefits payable to the Eligible Employee from all pension plans sponsored by the Company or any of its Subsidiaries, other than this Plan and a plan qualified under Internal Revenue Code Section 401(k) (hereinafter called "Pension Plans"), is less than the aggregate amount(s) determined under the applicable Schedule(s) of Benefits. In making this determination, the amount(s) from such Pension Plan(s) shall be determined prior to the election of any payment options (such as joint and survivor elections) and without regard to Internal Revenue Code Section 415 or any other law or regulation which would limit benefit amounts from such Pension Plan(s). In addition, when an Eligible Employee is a participant in more than one Pension Plan and benefits under any one of such Pension Plans are not available immediately on account of early retirement eligibility provisions; then, for the purposes of the Plan, such benefits shall be taken into account as though payable immediately on an actuarially equivalent basis, as reasonably determined by the Committee in its sole discretion.

6.   FINAL AVERAGE EARNINGS.
     Final Average Earnings for purposes of Schedules A, B and C shall be as defined in the Dial Companies Retirement Income Plan plus amounts that were not included in Final Average Earnings because such amounts were deferred and the average of the highest five calendar years of Management Incentive Plan (or its predecessor or successor Plan) awards (whether paid or deferred) made to him or her while in continuous service. Any deferrals included in Final Average Earnings by reason hereof shall only be used once in calculating such Final Average Earnings.

7.   OPTIONAL FORMS.
     If any pension benefit is payable to an Eligible Employee from a Pension Plan, and an optional form of payment is elected under that Pension Plan, then a similar election will be deemed made under the Plan. If two or more such pensions are payable from such other Pension Plans, then the option selected for the Pension Plan generating the largest monthly pension payment (including the beneficiary designation in connection with such option and benefits, if applicable) shall prevail for the purposes of the Plan. Notwithstanding the foregoing, no lump sum distributions shall occur or be permitted hereunder.

8.   LISTING OF ELIGIBLE EMPLOYEES.
     A listing of Eligible Employees shall be maintained in the form of the Exhibits to the Plan. Exhibit A shall contain those covered under Schedule A, and so on for B, C and D. If an employee is incorrectly included or excluded from an Exhibit, actual entitlement to participation and benefits under the Plan shall be reasonably determined by the Dial Retirement Committee ("Committee") in its sole discretion.

9.   SURVIVOR'S BENEFIT.
     If while covered by this program, for purposes other than a terminated vested benefit, an Eligible Employee dies and if on the date of his or her death such Eligible Employee is:

     a) Covered by Schedule A and has 10 or more years of service;

     b) Covered by Schedule B, C or D and has 20 or more years of service; or

     c)   55 years of age or older,

Then his or her Eligible Spouse, as defined in the Dial Companies Retirement Income Plan, shall be entitled to a survivor's benefit. This survivor's benefit shall be calculated by assuming that the Eligible Employee (i) was 55 years of age (or his actual age if older) on the date of death; (ii) retired under the Dial Companies Retirement Income Plan on the first day of the month following his or her death; and (iii) elected a Single Life Annuity. The Eligible Spouse will be entitled to receive 1/2 of this benefit which shall be further reduced by 1/6 of 1% for each month the Eligible Spouse is more than 60 months younger than the Eligible Spouse.

     The survivor's benefit under this paragraph 9 shall be reduced by any spousal survivor's benefit payable from any qualified plan (other than a Section 401(k) plan) sponsored by the Company when such benefit becomes payable, as reasonably determined by the Committee in its sole discretion.

10.  VESTING.
     In addition to all the terms and conditions of the Plan, no Eligible Employee or beneficiary shall be entitled to a benefit under the Plan unless such Eligible Employee has actually attained fully vested status in a Pension Plan which is qualified under Internal Revenue Code Section 401 and which is mentioned in any Schedule of Benefits covering the Eligible Employee, as reasonably determined by the Committee in its sole discretion. Notwithstanding any other provision hereof, any Eligible Employee hereunder who has accumulated ten years of service with the Company and its Subsidiaries taken as a whole, ignoring breaks in service, shall be fully vested and entitled to benefits hereunder.

11.  ADMINISTRATION, AMENDMENT, MODIFICATION, AND TERMINATION OF
THE PLAN.
     The Board of Directors of the Company may terminate the Plan or any Schedule of Benefits at any time. Any amounts vested under the Plan prior to any such termination shall continue to be subject to the terms, conditions, and elections in effect under the Plan when the Plan is terminated. The Plan may be amended at any time or from time to time by the Board of Directors of the Company. The Company shall have full power and authority to interpret and administer the Plan, to promulgate rules of Plan administration, to adopt a claims procedure, to conclusively settle any disputes as to rights or benefits arising from the Plan, and to make such decisions or take such actions as the Company, in its sole discretion, reasonably deems necessary or advisable to aid in the proper administration and maintenance of the Plan.

12.  MISCELLANEOUS.
     The Plan, and any determination made by the Committee or the Company in connection therewith, shall be binding upon each Eligible Employee, his or her beneficiary or beneficiaries, heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing sentence, no benefit under the Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise disposed of, and any attempt to do so shall be void. No such benefit payment shall be, prior to actual receipt thereof by the Eligible Employee, or his or her beneficiary or beneficiaries, as the case may be, in any manner subject to the debts, contracts, liabilities or engagements of such Eligible Employee or beneficiary(ies). The Plan shall not constitute, nor be deemed to constitute, a contract of employment between the Company, or any of its Subsidiaries, and any Eligible Employee, nor shall any provision hereof restrict the right of the Company or any of its Subsidiaries to discharge any Eligible Employee from his or her employment, with or without cause.

                            SCHEDULE A

     The benefits payable under this Schedule of Benefits are in lieu of, not in addition to, any other benefit provided for in this Plan, it being the intent of the Company that (i) benefits shall be payable under this Schedule of Benefits only if it generates the largest monthly benefits when compared to other benefits to which the Eligible Employee is otherwise entitled under the Plan, and (ii) benefits payable under this Schedule of Benefits shall be the only benefits payable to an Eligible Employee under the Plan. The provisions of this Schedule A shall not be construed to modify or limit the provisions of any other Schedule of Benefits to the extent such other Schedule of Benefits deems certain facts to be true for the purposes of the Plan.

     Benefits may be payable under this Schedule of Benefits in respect of persons employed by the Company who are selected by the Board of Directors for inclusion under this Schedule of Benefits. The amount used to determine the monthly benefit payable to any Eligible Employee under paragraph 5 of the Plan is as follows:

     A monthly Pension calculated as though the selected person was a member of the Dial Companies Retirement Income Plan and based on the rules of that Plan applicable at the time of his or her retirement, except that the following Table of retirement benefits expressed as a percentage of Final Average Earnings shall be used. For purposes of this Schedule of Benefits, Final Average Earnings shall be as defined in paragraph 6 of the Plan.


YEARS OF    % OF     % OF       YEARS OF     % OF     % OF
SERVICE     FAE     SOC. SEC.   SERVICE      FAE    SOC. SEC

   1          3       2.5          11         33       27.5
   2          6       5.0          12         36       30.0
   3          9       7.5          13         39       32.5
   4         12      10.0          14         42       35.0
   5         15      12.5          15         45       37.5
   6         18      15.0          16         48       40.0
   7         21      17.5          17         51       42.5
   8         24      20.0          18         54       45.0
   9         27      22.5          19         57       47.5
  10         30      35.0          20         60       50.0

     Notwithstanding the foregoing, in the event the term Final Average Earnings is amended in the Dial Companies Retirement Income Plan to include awards under the Management Incentive Plan, such awards shall be counted only once for purposes of this Schedule of Benefits, but on the basis generating the largest Final Average Earnings.

     The benefit derived from this Table of Benefits shall be payable on the later of the first day of the month following termination of employment or the first day of the month following the month in which the participant attains age 55. The benefit shall not be subject to any reduction resulting from the Eligible Employee's election to retire prior to his or her normal retirement date. If the Eligible Employee is married on the date of his or her retirement, the benefit shall be paid in the form of a 50% Joint Survivorship Annuity and shall not be reduced to reflect such form of payment.

     If the Eligible Employee elects any other optional form of payment under the Dial Companies Retirement Income Plan, then the reduction in such optional form of benefit shall be based on the unreduced, 50% Joint & Survivorship Annuity benefit.

     Eligible Employees under this Schedule are listed on Exhibit
A to this Plan.